Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Investment Trust II
333-33607
811-8333

On March 1, 2010, under Conformed Submission
485APOS, accession number, 0001193125-10-044619,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated February 15, 2010, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.